SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2007

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Robert R. Banta, Executive Vice President and Chief Financial Officer, has announced his retirement effective November 30, 2007. Mr. Banta will continue to serve as a Director of Moog.

(c) The Board of Directors has elected John R. Scannell, age 44, to the position of Chief Financial Officer effective December 1, 2007. Mr. Scannell will report directly to Robert T. Brady, President and Chief Executive Officer. The Board of Directors also elected Donald R. Fishback, age 51, to the position of Vice President of Finance effective November 27, 2007. Mr. Fishback will report directly to John R. Scannell, the Chief Financial Officer.

On November 28, 2007, Moog issued a press release announcing Mr. Banta’s retirement and Messrs. Scannell and Fishback’s appointments. A copy of that press release is attached as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1     Press release dated November 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: November 28, 2007	By:	/s/ Donald R. Fishback
Name: Donald R. Fishback
Controller

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated November 28, 2007